As filed with the Securities and Exchange Commission on December 23, 2002
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           THE PEOPLES HOLDING COMPANY
                           ---------------------------
             (Exact name of registrant as specified in its charter)

            Mississippi                                       64-0676974
            -----------                                       ----------
    (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

          209 Troy Street                                        38802
           P.O. Box 709                                          -----
            Tupelo, MS                                         (Zip code)
          ---------------
(Address of Principal Executive Offices)


                          2001 LONG-TERM INCENTIVE PLAN
                           DEFERRED COMPENSATION PLAN
                          -----------------------------
                            (Full title of the plans)


                               E. Robinson McGraw
                      President and Chief Executive Officer
                           The Peoples Holding Company
                                 209 Troy Street
                                  P. O. Box 709
                            Tupelo, Mississippi 38802
                      -------------------------------------
                     (Name and address of agent for service)

                                 (662) 680-1001
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------+-----------------+-----------+-------------+------------
                       |                 | Proposed  | Proposed    |
                       |                 | maximum   | maximum     |Amount of
Title of each class    | Amount          | offering  | aggregate   |Registration
  of securities        | to be           | price per | offering    |Fee
to be registered(1)    | registered(2)(3)| share(4)  | price(4)    |
-----------------------+-----------------+-----------+-------------+------------
Common Stock, par value|                 |           |             |
$5.00 per share        |      239,000    |  $42.38   | $10,128,820 |  $931.85
-----------------------+-----------------+-----------+-------------+------------
                       |       10,000    |  $19.05   |    $190,500 |   $17.53
-----------------------+-----------------+-----------+-------------+------------
                       |       31,000    |  $35.20   |  $1,091,200 |  $100.39
-----------------------+-----------------+-----------+-------------+------------
             Totals    |      280,000    |           | $11,410,520 |$1,049.77
-----------------------+-----------------+-----------+-------------+------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) This Registration Statement also covers any additional shares of common stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the plans, pursuant to Rule 416 of the Securities Act.

(3) Comprised of (i) 41,000 shares issuable upon exercise of outstanding options and 209,000 shares available for option grants or awards of incentives under the 2001 Long-Term Incentive Plan and (ii) 30,000 shares issuable under the Deferred Compensation Plan (collectively the "Plans").

(4) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and computed on the basis of: (i) 239,000 shares based upon the average of the high and low sales prices reported on the American Stock Exchange reporting system on December 18, 2002; and (ii) the remaining 41,000 shares based on the prices at which shares may be purchased upon the exercise of outstanding options.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1.  Plan Information.

* Item 2.  Registrant Information and Employee Plan Annual Information.

     * The  information  required by Part I of Form S-8 to be  contained  in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The  following   documents  filed  by  The  Peoples  Holding  Company  (the
"Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 18, 2002;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002;

     (3) All other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act filed with the Commission after December 31, 2001; and

     (4) The description of the Company's common stock, par value $5.00 per share (the "Common Stock") on Form 8-A, filed with the Commission on August 7, 1997, and including any other amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing by Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.

     Not applicable.

Item 6.    Indemnification of Directors and Officers.

     The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Article 8, Subarticle C sets forth the standards of conduct required for directors and Article 8, Subarticle D sets forth the standards of conduct of officers of Mississippi corporations.

     Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that a person in a like position would reasonably believe appropriate under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's shareholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers or employees, legal counsel, public accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the shareholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, public accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

     Section 79-4-2.02(b)(5) permits the corporation to include mandatory indemnification of a director for liability in its articles of incorporation; provided however, that a corporation may provide indemnification or advance expenses to a director or an officer only as permitted by Subarticle E of the MBCA, Sections 79-4-8.50 - 79-4-8.59. Indemnification of officers and directors against reasonable expenses is mandatory under Sections 79-4-8.52 and 79-4-8.56 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification. A corporation may advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under the MBCA. In order to advance such costs, however, a determination must be made that indemnification of the director is permissible because he met the relevant standard of conduct. The determination shall be made in accordance with a court order, or the manner specified in Section 79-4-8.55 of the MBCA.

     Article IX of the Company's bylaws provides that any person, his heirs, executors, or administrators may be indemnified by the corporation for reasonable expenses incurred in connection with any action, suit or proceedings, civil or criminal, to which he was made a party by reason of service as a director, officer or employee of the corporation. No person shall be indemnified for gross negligence, willful misconduct, or criminal acts in the performance of his duties to the corporation. Indemnification or reimbursement as to any matter in an action or suit that has been the subject of a compromise settlement must first be approved by: a court of competent jurisdiction; the holders of a majority of the outstanding shares of the corporation; or a majority of the board of directors of the Company, excluding members who are parties to such suit or proceeding.

     Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article IX of the Company's bylaws permits the Company to obtain such insurance.

Item 7.    Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     4.1          The Peoples Holding Company 2001 Long-Term Incentive Plan

     4.2          Amendment No. 1 to the 2001 Long-Term Incentive Plan

     4.3          The Peoples Holding Company Deferred Compensation Plan

     4.4          Amendment No. 1 to the Deferred Compensation Plan

     5 & 23.2     Opinion and Consent of Phelps Dunbar LLP

     23.1         Consent of Ernst & Young LLP

     24.1 Powers of Attorney (included on the signature page of this Registration Statement)

Item 9.    Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 19th day of November, 2002.

                                       THE PEOPLES HOLDING COMPANY

                                       By:/s/ E. Robinson McGraw
                                          ----------------------
                                            E. Robinson McGraw
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2002.

Signature                                  Title

/s/ E. Robinson McGraw             President and Chief Executive
----------------------             Officer (Principal Executive Officer)
  E. Robinson McGraw

/s/ Stuart R. Johnson              Chief Financial Officer
----------------------             (Principal Financial and Accounting Officer)
   Stuart R. Johnson

The Plan.

     Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 19th day of November, 2002.

                                                    THE PEOPLES HOLDING COMPANY
                                                    DEFERRED COMPENSATION PLAN

                                                    By: /s/ Hollis Ray Smith
                                                    ----------------------------
                                                          Hollis Ray Smith
                                                         Plan Administrator

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson, and each of any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with The Peoples Holding Company 2001 Long-Term Incentive Plan and Deferred Compensation Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                      Title                         Date


/s/ E. Robinson McGraw        President and Chief Executive    November 19, 2002
--------------------------         Officer and Director
  E. Robinson McGraw          (Principal Executive Officer)

/s/ Stuart R. Johnson             Chief Financial Officer      November 19, 2002
--------------------------       (Principal Financial and
  Stuart R. Johnson                 Accounting Officer)

/s/ William M. Beasley                   Director              November 19, 2002
--------------------------
  William M. Beasley

/s/ George H. Booth, II                  Director              November 19, 2002
--------------------------
  George H. Booth, II

/s/ Frank B. Brooks                      Director              November 19, 2002
--------------------------
  Frank B. Brooks

/s/ John M. Creekmore                    Director              November 19, 2002
--------------------------
  John M. Creekmore

/s/ Marshall H. Dickerson                Director              November 19, 2002
--------------------------
  Marshall H. Dickerson

/s/ Eugene B. Gifford, Jr.               Director              November 19, 2002
--------------------------
  Eugene B. Gifford, Jr.

/s/ Richard L. Heyer, Jr.                Director              November 19, 2002
--------------------------
  Richard L. Heyer, Jr.

/s/ Robert C. Leake                      Director              November 19, 2002
--------------------------
  Robert C. Leake

/s/ J. Niles McNeel                      Director              November 19, 2002
--------------------------
  J. Niles McNeel

/s/ C. Larry Michael                     Director              November 19, 2002
--------------------------
  C. Larry Michael

/s/ Theodore S. Moll                     Director              November 19, 2002
--------------------------
  Theodore S. Moll

/s/ John W. Smith                        Director              November 19, 2002
--------------------------
  John W. Smith

/s/ H. Joe Trulove                       Director              November 19, 2002
--------------------------
  H. Joe Trulove

/s/ J. Heywood Washburn                  Director              November 19, 2002
--------------------------
  J. Heywood Washburn

/s/ Robert H. Weaver                     Director              November 19, 2002
--------------------------
  Robert H. Weaver

/s/ J. Larry Young                       Director              November 19, 2002
--------------------------
  J. Larry Young

                                  EXHIBIT INDEX

         Exhibit
         Number   Document Description
         -------  --------------------
         4.1           The Peoples Holding Company 2001 Long-Term Incentive Plan

         4.2           Amendment No. 1 to the 2001 Long-Term Incentive Plan

         4.3           The Peoples Holding Company Deferred Compensation Plan

         4.4           Amendment No. 1 to the Deferred Compensation Plan

         5 & 23.2      Opinion and Concent of Phelps Dunbar LLP

         23.1          Consent of Ernst & Young LLP

         24.1 Powers of Attorney (included on the signature page of this Registration Statement)